                                ONSERT AGREEMENT


         This Onsert Agreement ("Agreement") is entered into between the AMERICAN SOCIETY FOR PSYCHOPROPHYLAXIS IN OBSTETRICS, INC., a New York corporation ("ASPO/Lamaze") and LIFETIME INSTITUTE FOR FAMILY EDUCATION, INC., a Connecticut corporation ("Lifetime") effective as of December 7, 1992.

         In consideration of the mutual promises contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to cooperate in an onsert program in accordance with the terms and conditions set forth below.

         1. Lifetime Responsibilities.

            (a) Lifetime will solicit manufacturers for a program (the "Onsert Program") whereunder onserts (as defined herein) will be included in connection with Lamaze Parents' Magazine or any supplements thereto (collectively "LPM") distributed by Lifetime. The term "Onserts" as used herein shall mean product sheets, product brochures, coupons, samples or other advertising any of which is distributed with LPM outside the magazine either within a shrink wrap around the magazine or within a separate bag. In addition, there shall be included within the definition of "Onserts" any product sheets, product brochures, coupons, samples or other advertising, which is inserted (but not bound) within the LPM (collectively "inserts"), but only to the extent that such inserts exceed two
(2) in number.

            (b) Lifetime will charge manufacturers a fee, based on industry standards within the reasonable determination of Lifetime. Such fees shall be disclosed to ASPO/Lamaze.

            (c) Lifetime shall be responsible for billing and collecting said fees from manufacturers on a timely basis.

            (d) Lifetime will provide ASPO/Lamaze with a detailed report of all Onsert Program revenues.

            (e) ASPO/Lamaze shall have the right to pre-approve any and all participating manufacturers prior to their inclusion in the program, said approval to be governed by Paragraph 4 hereinbelow.

            (f) Lifetime shall pay ASPO/Lamaze a license fee in accordance with Paragraph 3 hereinbelow.

            (g) Lifetime shall bear all expenses in connection with the materials, printing and mailing of the onserts.

            (h) Lifetime shall indemnify ASPO/Lamaze and its officers, directors, committee members, and staff for any and all losses and expenses (including without limitation reasonable attorneys' fees) incurred by any of them as a result of the inclusion of the Onserts with LPM.

         2. ASPO/Lamaze Rights and Responsibilities.

            (a) ASPO/Lamaze will provide its name and goodwill to the Onsert Program, subject to ASPO/Lamaze approval of manufacturers, products and onserts. Neither Lifetime nor participating manufacturers shall state or imply that the manufacturers or the products themselves have been approved or endorsed by ASPO/Lamaze. Lifetime's contracts with participating manufacturers shall prohibit such manufacturer from claiming or implying any ASPO/Lamaze or Lamaze approval or endorsement of the manufacturer or its product(s).

            (b) Where ASPO/Lamaze has approved a participating manufacturer in accordance with the procedures hereinbelow, it shall cooperate with Lifetime by speaking with such manufacturer, upon Lifetime request, to explain the mission and activities of ASPO/Lamaze.

            (c) ASPO/Lamaze shall be paid a license fee in accordance with Paragraph 3 hereinbelow.

            (d) ASPO/Lamaze shall have the right to approve or disapprove of any manufacturer (and product) participating in the Onsert Program, as well as the onsert itself, in accordance with Paragraph 4 hereinbelow.

            (e) ASPO/Lamaze shall have the right once every six months during reasonable business hours and upon at least one week's notice to Lifetime, to review all Lifetime books and records necessary to confirm the accuracy of the license fees owed and paid to ASPO/Lamaze hereunder.

         3. Fees and Payments.

            (a) Lifetime shall pay to ASPO/Lamaze a license fee equal to six percent (6%) of the gross revenue received by Lifetime from the Onsert Program. Such gross revenue shall include all revenue received by Lifetime from the advertiser for (i) the inclusion of the Onserts with LPM, (ii) any responses returned by recipients of the Onserts, and (iii) any coupons, samples or other advertising materials sent to such recipients as a result of their responses.

            (b) Where a manufacturer has placed advertising in LPM (or other publication or video through Lifetime) in addition to the Onsert to be included with LPM, Lifetime shall make a fair and reasonable allocation of revenue received from such manufacturer for magazine (or such other publication or video) advertising as opposed to Onserts, and such allocation shall be disclosed to ASPO/Lamaze.

            (c) ASPO/Lamaze shall only be entitled to a license fee based upon gross receipts actually received by Lifetime.

            (d) Lifetime shall pay license fees to ASPO/Lamaze for each Onsert, within thirty (30) days of Lifetime's receipt of the manufacturers' payment attributable to a particular Onsert(s).

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


         4. ASPO/Lamaze Approval of Participating Manufacturers, Products and Onserts.

            (a) ASPO/Lamaze will have the right to approve or reject all participating manufacturers, products, and/or onserts in accordance with this Paragraph 4. The approval process will be as follows:

                    i) Lifetime will submit to ASPO/Lamaze a list of potential participating manufacturers and covered products, which Lifetime believes are appropriate for inclusion in the program. Lifetime will use as a guide, the types of sponsors who have been included in LPM. Additions to the list may be made at any time prior to finalization of each issue of LPM.

                    ii) ASPO/Lamaze shall notify Lifetime of approval or rejection within ten (10) days of its receipt of such request. ASPO/Lamaze shall use essentially the same criteria which it used for judging the acceptability of advertisements in LPM when ASPO/Lamaze owned such magazine. ASPO/Lamaze will not unreasonably withhold approval. However, ASPO/Lamaze does have the right to withhold approval of any manufacturer or product where ASPO/Lamaze determines that such manufacturer and/or product are clearly offensive, unsafe or unsound, misleading, or contrary to the philosophy, standards or mission of ASPO/Lamaze.

                    iii) ASPO/Lamaze will have the right to review and approve any statements or claims made on or in connection with Onserts. All such Onserts and statements will be presented to ASPO/Lamaze, and ASPO/Lamaze shall either approve or reject such Onserts and statements within ten (10) days of ASPO/Lamaze's receipt of same. Again, ASPO/Lamaze may not unreasonably withhold approval, but may withhold approval for the same grounds set out above for withholding approval of manufacturers or products.

         5. Funding and Expenses.

         Lifetime will absorb all its start up and ongoing expenses related to Onsert sales, plus all its costs associated with the production, duplication and distribution of such Onserts.

         6. Term.

         This contract will be effective for five (5) years from the effective date hereof; except that Lifetime may terminate this contract earlier if it determines that the Onsert Program is not economically feasible. In addition, in the event that all of the stock in Lifetime or all or substantially all of the assets of Lifetime are transferred to an Unrelated Person or Unrelated Entity, either party may terminate this Agreement within thirty (30) days of such transfer. Lifetime shall give ASPO/Lamaze prior written notice of such a transfer. An Unrelated Person is such if neither he or she nor any of his or her family members has a direct or indirect ownership interest in Lifetime in excess of five percent (5%). An Unrelated Entity is such if neither it nor

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


Lifetime have a direct or indirect ownership interest in the other in excess of five percent (5%) and if there is no common ownership between such entity and Lifetime in excess of five percent (5%).

         In the event of termination or expiration of this contract, ASPO/Lamaze shall continue to be paid license fees based on gross revenues received by Lifetime attributable to the Onsert Program. During the term of this Agreement and in the event of termination or expiration of this Agreement, as long as the August 2, 1990 Loan/Activity Agreement and the August 2, 1990 LPM Agreement between ASPO/Lamaze and Lifetime continue in effect, neither Lifetime nor ASPO/Lamaze shall engage in any similar onsert program for consumer-oriented publications, except within each other.

         7. Miscellaneous.

            (a) This Agreement shall be governed by the laws of the State of Connecticut.

            (b) Any disputes under this Agreement shall be submitted to arbitration in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association.

            (c) This Agreement shall not be assignable by either party except that ASPO/Lamaze may assign its rights and obligations under this Agreement to a controlled subsidiary thereof for tax purposes.

            (d) This Agreement is the sole understanding between the parties concerning the Onset Program, and may only be modified by a writing signed by both parties.



                                     AMERICAN SOCIETY FOR PSYCHOPROPHYLAXIS
                                       AND OBSTETRICS, INC.


Date:  12/9/92                       By:  /s/ Judith Lothian
     ----------------------------         -----------------------------------

                                     Title:     President
                                          -----------------------------------

                                     LIFETIME INSTITUTE FOR FAMILY
                                       EDUCATION, INC. (Successor in interest to Medical Communications Corporation)


Date:  12/7/92                       By:  /s/  David Diamond
     ----------------------------         -----------------------------------

                                     Title:    President
                                           -----------------------------------

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